Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

FORM S-3 ASR
(Form Type)

Corporate Office Properties Trust

Corporate Office Properties, L.P.
(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Corporate Office Properties Trust Common Shares of Beneficial Interest, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Corporate Office Properties Trust Preferred Shares of Beneficial Interest, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Corporate Office Properties Trust Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Corporate Office Properties Trust Warrants (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Corporate Office Properties, L.P. Debt Securities (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Corporate Office Properties Trust Guarantees of Debt Securities (5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amount					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)            The securities registered hereby may be sold separately, together or in units with other securities registered hereby. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. In addition to any common shares of beneficial interest, preferred shares of beneficial interest and depositary shares as may be issued directly under this registration statement, an indeterminate number of common shares, preferred shares and other securities that may be issued by the registrant, either at the option of the holder thereof or the registrant, upon conversion of, or in exchange for, common, preferred or depositary shares or warrants, and for which no separate consideration will be received, are being registered hereby.

(2)            In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, which will be paid subsequently on a pay-as-you-go basis.

(3)            The warrants, if issued, will entitle the holders thereof to purchase common shares and/or preferred shares, and may be sold separately, together or in units with other securities registered hereby.

(4)            The debt securities will be issued by Corporate Office Properties, L.P., a majority-owned subsidiary of Corporate Office Properties Trust. The debt securities offered by Corporate Office Properties, L.P. may be accompanied by guarantees issued by Corporate Office Properties Trust.

(5)            No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.